Exhibit 4.9

[FORM OF PERMANENT GLOBAL NOTE]

THIS OBLIGATION HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN CONTRAVENTION OF THAT ACT. ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE UNITED STATES INTERNAL REVENUE CODE.

THE PROCTER & GAMBLE COMPANY

£200,000,000 5.25% Notes due 2033

This Note is a Permanent Global Note without interest coupons (“Coupons”) in respect of a duly authorized issue by The Procter & Gamble Company (the “Company,” which term shall include any successor corporation) of notes, designated as specified in the title hereof (the “Notes”, which expression shall include any Additional Notes issued under agreements supplemental to the Fiscal Agency Agreement), in the aggregate principal amount of 200,000,000 BRITISH POUNDS STERLING. The Notes are issued with the benefit of a Fiscal Agency Agreement, dated as of December 4, 2002 (the “Fiscal Agency Agreement”), between the Company and Bank One, NA, acting through its London Branch, as fiscal agent and principal paying agent (the “Fiscal Agent”), and the paying agents named therein. This Permanent Global Note is issued subject to the Fiscal Agency Agreement and the Terms and Conditions (the “Conditions”) set out in Exhibit D to the Fiscal Agency Agreement.

The Company, for value received, hereby promises to pay to the bearer upon presentation and surrender hereof at the office of the Fiscal Agent specified in the Fiscal Agency Agreement on January 19, 2033, or on such earlier date as such sum may become repayable in accordance with the Conditions, the principal sum of 200,000,000 BRITISH POUNDS STERLING (£200,000,000), or such lesser amount as shall be the outstanding principal amount hereof shown by the latest entry in the fourth column of Schedule II hereto following exchanges of interests in the Temporary Global Note and after deduction of the aggregate principal amount of definitive Notes in bearer form, with Coupons (“Definitive Notes”) issued in exchange for a portion or portions hereof, and will pay interest on the said principal sum in accordance with Section 5 of the Conditions from December 4, 2002 in arrears on each Interest Payment Date, together with such additional amounts (if any) as may be payable under Section 8 of the Conditions, subject to and in accordance with the Conditions.

This Permanent Global Note will be deposited with Bank One, NA acting through its London Branch, as common depositary (the “Common Depositary”) on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), for credit to the respective accounts of Euroclear and Clearstream (or to such other accounts as Euroclear or Clearstream may have directed). The principal amount of this Permanent Global Note shall be reduced on exchange for Definitive Notes by endorsement by the Fiscal Agent as specified below.

Interests in this Permanent Global Note shall be exchangeable in whole after the Exchange Date (only outside the United States and subject to the terms and conditions of Euroclear and Clearstream) for an equal aggregate principal amount of Definitive Notes substantially in the form set forth in Exhibit C to the Fiscal Agency Agreement, upon 45 days’ written notice (which may be given at any time after the Closing Date) to the Fiscal Agent by Euroclear or Clearstream, as the case may be, acting at the request of or on behalf of any owner or owners of beneficial interests in this Permanent Global Note. For the purposes hereof, “Exchange Date” shall mean the date which is 40 days (subject to extension as described below) after the later of (i) the commencement of the offering of the Notes and (ii) the Closing Date. Provided that upon an issue of Additional Notes (if any) prior to the Exchange Date, such Exchange Date may, at the sole discretion of the Company, be extended, without the consent of the holders of the Notes until the date which is 40 days after the later of (A) the commencement of the offering of the Additional Notes and (B) the closing date of the Additional Notes, provided further that such Exchange Date will not under any circumstances be extended to a date that is later than the date which is 90 days after the Closing Date. The Exchange Date shall not be subject to extension except as described above.

Each of Clearstream and Euroclear has further agreed with the Company that upon request of an account holder of a portion of this Permanent Global Note for the exchange for Definitive Notes, it will request from the Fiscal Agent and cause to be delivered, in exchange for this Permanent Global Note, Definitive Notes in an amount equal to the aggregate principal amount to be exchanged.

Upon any exchange of this Permanent Global Note for Definitive Notes, the portion of the principal amount hereof so exchanged shall be endorsed as a subtraction by the Fiscal Agent on Schedule II hereto. The principal amount hereof shall be reduced for all purposes by the amount so exchanged and endorsed.

Until the entire principal amount of this Permanent Global Note has been exchanged for Definitive Notes, holders of beneficial interests in the Permanent Global Note shall in all respects be entitled to the same benefits and be subject to the same terms and conditions as a holder of Definitive Notes for which such interests could be exchanged.

All terms used in this Permanent Global Note which are defined in the Fiscal Agency Agreement, the Conditions or the Definitive Notes shall, unless otherwise defined herein, have the meanings assigned to them therein.

Following redenomination of the Notes pursuant to Section 13 of the Conditions, the amount of interest due and unpaid in respect of the Notes represented by the Temporary Global Note and/or this Permanent Global Note will be calculated by reference to the aggregate principal amount of the Notes and the amount of such payment shall be rounded down to the nearest euro 0.01. If, after the Redenomination Date (as defined in Section 13 of the Conditions), Definitive Notes are required to be issued as provided above, they shall be issued at the expense of the Company in the denominations of euro 1,000, euro 10,000, euro 100,000 and (but only to the extent any remaining amounts less than euro 1,000 or such smaller denominations as the Fiscal Agent may approve) euro 0.01 and such other denominations as the Fiscal Agent may specify and notify the Noteholders in accordance with Section 11 of the Conditions.

Unless the certificate of authentication hereon has been executed by the Fiscal Agent in accordance with the Fiscal Agency Agreement, this Permanent Global Note shall not be valid or obligatory for any purpose.

This Permanent Global Note is governed by and shall be construed in accordance with the laws of the State of New York, United States of America.

IN WITNESS WHEREOF the Company has caused this Permanent Global Note to be signed on its behalf by its duly authorized officer.

Dated:	THE PROCTER & GAMBLE COMPANY

[SEAL]

By:
Name:
Title:

ATTEST:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is the Permanent Global Note described in the within-mentioned Fiscal Agency Agreement

Bank One, NA, acting through its London Branch as Fiscal Agent

By:	By:
Authorized Officer		Authorized Officer

SCHEDULE I

THE COMPANY

THE PROCTER & GAMBLE COMPANY

One Procter & Gamble Plaza

Cincinnati, Ohio 45202

U.S.A.

FISCAL AGENT AND PRINCIPAL PAYING AGENT

Bank One, NA, acting through its London Branch

27 Leadenhall Street

London

EC3A 1AA

U.K.

PAYING AGENT

BNP Paribas Securities Services, Luxembourg branch

23, avenue de la Porte Neuve

L-2085 Luxembourg

SCHEDULE II

PRINCIPAL AMOUNT OF THIS PERMANENT GLOBAL NOTE

The aggregate principal amount of this Permanent Global Note is as shown by the latest entry made by or on behalf of the Fiscal Agent in the fourth column below. Increases in the principal amount of this Permanent Global Note following exchanges of a part of the Temporary Global Note for interests in this Permanent Global Note and reductions in the principal amount of this Permanent Global Note following exchanges for Definitive Notes are entered in the second and third columns below:

Date Made	Reason for change in the principal amount of this Permanent Global Note*	Amount of such change	Remaining principal amount following such exchange	Notation made on behalf of the Fiscal Agent

*	State whether increase/reduction following (1) exchange of part of Temporary Global Note; (2) exchange for Definitive Notes

SCHEDULE III

INTEREST PAYMENTS IN RESPECT OF THIS PERMANENT GLOBAL NOTE

The following payments of interest in respect of this Permanent Global Note have been made:

Date Made	Amount of interest due and payable	Amount of interest paid	Notation made by or on behalf of the Fiscal Agent

B-7